Exhibit 3.2

BY-LAWS
OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.

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(continued)

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ARTICLE IX AMENDMENTS	12

Section 9.01 Amendments	12

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BY-LAWS
ARTICLE I
APPLICABLE STATUTE AND OFFICES
     Section 1.01 Applicable Statute. These by-laws are governed by the Pennsylvania Business Corporation Law of 1988, as from time to time amended (the “Statute”).
     Section 1.02 Registered Office. The location and post office address of the registered office of the Corporation in Pennsylvania shall be as specified in the Articles of Incorporation and, subject to compliance with the Statute, may be changed from time to time by the Board of Directors.
     Section 1.03 Other Offices. The Corporation shall also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 2.01 Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the Commonwealth, as may be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.
     Section 2.02 Time of Meetings.
          (a) Regular Meetings.—At least one meeting of the shareholders shall be held in each calendar year for the election of directors at such time as the Board of Directors shall fix, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the regular meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter. Except as otherwise provided in these by-laws or by the Statute, any business may be transacted at a regular meeting, whether or not the notice contained a reference thereto.
          (b) Special Meetings.—Special meetings of the shareholders may be called at any time upon written notice to the Secretary of the Corporation:
          (1) by the Board of Directors;

          (2) unless otherwise provided in the Articles of Incorporation, by shareholders entitled to cast at least 50% of the votes that all shareholders are entitled to cast at the particular meeting; or
          (3) by the Chair of the Board or the Chief Executive Officer.
               It shall be the duty of the Secretary to fix the time of the special meeting. If the special meeting is called pursuant to this Section 2.02(b), it shall be held not more than 60 days after the receipt of the request for a special meeting. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.
          (c) Adjournments.—Adjournments of any regular or special meeting may be taken but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected.
     Section 2.03 Notice of Meetings of Shareholders.
          (a) Notice of Regular and Special Meetings. Written notice of every meeting of shareholders shall be given by the Secretary to each shareholder of record entitled to vote at the meeting at least:
          (1) ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Statute; or
          (2) five days prior to the day named for the meeting in any other case.
     If the authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.
          (b) Notice of Adjourned Shareholder Meetings.—When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.
     Section 2.04 Determination of Shareholders of Record.
          (a) Fixing Record Date.—The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.
          (b) Determination When No Record Date Fixed.—If a record date is not fixed:
          (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.
          (2) The record date for determining shareholders entitled to (i) express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, (ii) call a special meeting of the shareholders, or (iii) propose an amendment of the articles, shall be the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing amendment of the articles is filed with the Secretary of the Corporation.
          (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          (c) Certification by Nominee.—The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board shall set forth the provisions then required by the Statute. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
     Section 2.05 Quorum.
          (a) General Rule.—A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.
          (1) The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.
          (2) The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
          (3) If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy may, except as otherwise provided in the Statute, adjourn the meeting to such time and place as they may determine.

          (4) If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any issue.
          (b) Exceptions.
          (1) Those shareholders entitled to vote who attend a meeting of shareholders called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these by-laws, shall nevertheless constitute a quorum for the purpose of electing directors.
          (2) Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these by-laws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.
     Section 2.06 Voting. When a quorum is present or represented at any meeting, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, shall decide any question properly brought before such meeting, including the election of directors, unless the question is one upon which, by express provision of the Statute or of the Articles of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided in the Articles of Incorporation, every shareholder of record shall have the right, at every shareholders’ meeting, to one vote for every share standing in his name on the books of the Corporation. Every shareholder may vote in person or by proxy as provided by the Statute. Elections and votes of shareholders may be viva voce unless otherwise required by law or the Board of Directors.
     Section 2.07 Conference Telephone. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.
     Section 2.08 Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken without a meeting upon the written consent of shareholders who would be entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders entitled to vote thereon were present and voting. All partial or unanimous written consents shall be filed with the Secretary of the Corporation. An action approved in writing by less than all of the shareholders shall not become effective until after at least 10 days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

     Section 2.09 Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.
ARTICLE III
DIRECTORS
     Section 3.01 Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Statute, by the Articles of Incorporation or by these by-laws directed or required to be exercised and done by the shareholders.
     Section 3.02 Number of Directors. The Board of Directors shall consist of at least one and not more than 15 directors, as shall be determined initially by the Incorporator of the Corporation and thereafter from time to time by resolution of the Board of Directors subject to the power of the shareholders to change such action by the directors.
     Section 3.03 Qualifications of Directors. Each director shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.
     Section 3.04 Selection of Directors; Term of Office. The directors of the Corporation, other than those constituting the first Board of Directors, shall be elected by the shareholders. Each director shall be elected for a term of one year and shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.
     Section 3.05 Resignation. Any director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. The acceptance of the resignation by the Corporation shall not be necessary to make the resignation effective.
     Section 3.06 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
          If the Corporation shall at any time have a classified Board of Directors, any director chosen to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next selection of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal.
     Section 3.07 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.
          Regular meetings of the Board of Directors may be held upon such notice, if any, as the by-laws may prescribe without notice, and at such time and place as shall from time to time be scheduled by the Board of Directors.
          Special meetings of the Board of Directors may be called by the Chair of the Board or the Chief Executive Officer on at least 24 hours’ written notice to each director, given by any method permitted by Section 2.03 of these by-laws. Special meetings shall be called by the Chair of the Board or the Chief Executive Officer or the Secretary in like manner and on like notice upon the written request of two directors.
     Section 3.08 Quorum. One-third of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.
     Section 3.09 Interested directors or officers; Quorum. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if:
          (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;
          (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or
          (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes a contract or transaction specified in this section.
     Section 3.10 Telephone Conferences. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.
     Section 3.11 Action by Unanimous Consent. Any action which may be taken at a meeting of the directors or the members of any committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation.
     Section 3.12 Committees. The Board of Directors may, by resolution adopted by the Board of Directors a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Each committee of the Board shall serve at the pleasure of the Board. Any committee, to the extent provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:
          (i) The submission to shareholders of any action requiring approval of shareholders under the Statute.
          (ii) The creation or filling of vacancies in the Board of Directors.
          (iii) The adoption, amendment or repeal of these by-laws.
          (iv) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.
          (v) Action on matters committed by these by-laws or resolution of the Board of Directors exclusively to another committee of the Board.
     Section 3.13 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these by-laws.

     Section 3.14 Compensation. The Board of Directors of the Corporation or a committee of the Board shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.
ARTICLE IV
OFFICERS AND AGENTS
     Section 4.01 Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer who shall have such powers and duties as from time to time determined by the Board of Directors. The Board may also elect, at its discretion, a Chair of the Board, Chief Operating Officer, Chief Technology Officer and a Chief Marketing Officer, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem appropriate who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors. It shall not be necessary for the officers to be directors. The Chair of the Board, the Chief Executive Officer and Secretary shall be natural persons of the age of 18 years or older; the Treasurer may be a corporation but, if a natural person, shall be of the age of 18 years or older. Any number of these offices may be held by the same person.
     Section 4.02 Election of Officers. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a Chair of the Board, Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Marketing Officer, Secretary and a Treasurer, who need not be members of the Board of Directors.
     Section 4.03 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors except to the extent that the Board has appointed a committee of the Board to fix salaries.
     Section 4.04 Terms of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by action of the Board of Directors.
     Section 4.05 Powers and Duties. All officers of the corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as provided by or, in the absence of controlling provisions in these by-laws, as may be determined by resolutions or orders of the Board of Directors. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

ARTICLE V
SHARES OF CAPITAL STOCK
     Section 5.01 Right to Certificate. Every shareholder of record shall be entitled to a share certificate representing the shares owned by him. Except as otherwise provided by law, the rights and obligations of the holders of uncertified shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     Section 5.02 Form of Certificate. Share certificates, if any, shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall show (1) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation in such manner as the Board of Directors may determine. The signature of any corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.
     Section 5.03 Lost and Destroyed Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity as the Board of Directors or the transfer agent of the Corporation from time to time may determine.
ARTICLE VI
DIVIDENDS AND FINANCIAL REPORTS
     Section 6.01 Declaration of Dividends. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation.
     Section 6.02 Record Date for Dividends and Distributions. The Board of Directors may fix a record date for the determination of Shareholders of record for the payment of any dividend or other distribution. If a record date is not so fixed, the record date shall be at the close of business on the day the Board of Directors adopts the resolution relating thereto.
     Section 6.03 Financial Reports. Unless and to the extent the Corporation has obtained contrary written agreements from shareholders, the Corporation shall furnish its shareholders with the annual financial statements in the form and within the time period required by the Statute.

ARTICLE VII
LIMITATION OF LIABILITY, INDEMNIFICATION
AND INSURANCE
     Section 7.01 Limitation of Liability. No director of the Corporation shall be personally liable as such for monetary damages for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his office under Subchapter B of the Statute, or any successor provision, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law.
     Section 7.02 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by law, any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director or officer (or employee or agent) of another domestic or foreign corporation for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as officers or directors of another corporation at the request of the Corporation. Indemnification based on actions by or in the right of the Corporation shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that such court of common pleas or other court deems proper. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Corporation shall also indemnify any employee or agent who has been successful on the merits or otherwise in defense of any action, proceeding or other claim against expenses connection with such defense. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation if authorized by the Board of Directors in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. With respect to payment of amounts in settlement or compromise, the Corporation shall be obliged to indemnify hereunder only if the Board of Directors shall adopt a resolution determining that such settlement or compromise is reasonable and approving such settlement or compromise.
     Section 7.03 Procedure for Effecting Indemnification. Unless ordered by a court, indemnification under Section 7.02 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer (employee or agent) is proper in the circumstances because he has met the applicable standard. The determination shall be made:
          (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceedings;
          (ii) if such quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
          (iii) by the shareholders.
     Section 7.04 Application to Employee Benefit Plans. Action with respect to an employee benefit plan taken or omitted in good faith by a director or officer (employee or agent) of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.
     Section 7.05 Supplementary Coverage. The Board of Directors may authorize, by a vote of a majority of the whole Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. Furthermore, the Corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligation referred to in Section 7.02 hereof.

ARTICLE VIII
GENERAL PROVISIONS
     Section 8.01 Corporate Seal. The Board of Directors may prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.
     Section 8.02 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 8.03 Signatures. All checks, agreements and other instruments of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 8.04 Notice in General. Whenever written notice is required to be given under the provisions of these by-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by reputable overnight courier service, charges prepaid, or by facsimile, e-mail or other electronic communication, to his address (or to his facsimile number or address for e-mail or other electronic communications) appearing on the books of the Corporation for such person, or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, postage prepaid, or when delivered to a reputable overnight courier service, charges prepaid. Notice shall be deemed to have been given to the person entitled thereto when sent, if sent by facsimile, e-mail or other electronic communication. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by the Statute.
     Section 8.05 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Statute, the Articles or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE IX
AMENDMENTS
     Section 9.01 Amendments. These by-laws may be altered, amended or repealed by a majority of the votes cast by all shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose. The Board of Directors shall not have authority to adopt or change a Bylaw on any subject that is committed expressly to the shareholders by any provision of the Statute. Subject to those exceptions, the Board of

Directors may adopt, amend or repeal any of these by-laws, subject to the power of the shareholders to change such action.